Exhibit 3.2

EIGHTH AMENDED AND RESTATED
BYLAWS
OF
THE CHILDREN’S PLACE, INC.

ARTICLE I

STOCKHOLDERS

1.                  Certificates Representing Stock. (a)  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares owned by such person in the Corporation. If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(b)               Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware (the “DGCL”). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

(c)               The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation and its transfer agent or agents and registrar or registrars against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

2.                  Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share.

3.                  Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such person’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4.                  Record Date for Stockholders. (a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)               In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date has been fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.                  Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the DGCL confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, including any preferred stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.

6.                  Stockholder Meetings.

(a)               Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held at such time and on such date as shall be designated from time to time by the Board of Directors. The meeting shall be held for the purpose of electing directors and transacting such other business as may properly come before the meeting.

(b)               Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes (i) may be called at any time by (A) the Chairman of the Board of Directors or (B) by the Secretary of the Corporation within ten (10) calendar days after receipt of a written request from a majority of the total number of directors which the Corporation would have if there were no vacancies and (ii) subject to the provisions of this Section 6 must be called by the Secretary of the Corporation upon delivery of a written request in proper form (a “Special Meeting Request”) to the Secretary by one or more stockholders that collectively own not less than 25% of the issued and outstanding shares of Common Stock of the Corporation entitled to vote generally in an election of directors (the “Requisite Percentage”). The record date for determining stockholders entitled to request a special meeting shall be the date on which the first Special Meeting Request for such special meeting was received by the Secretary in the manner required by this Section 6(b). Subject to the rights of the holders of any shares of preferred stock, special meetings of the stockholders may not be called by any other person or persons.

A Special Meeting Request must be delivered to or mailed to the attention of the Secretary at the principal executive offices of the Corporation. To be valid and in proper written form, a Special Meeting Request must be signed and dated by each stockholder submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (collectively, a “Requesting Stockholder”), and include (i) a brief description of the matters to be voted on at such meeting, (ii) in the case of any director nominations proposed to be presented at the special meeting, the information required by clauses (a)(i) through (a)(viii), and, with respect to each Requesting Stockholder clauses (b)(i) through (b)(vii) and clause (b)(xii), in each case of the sixth paragraph of Article I, Section 6(k) of these Bylaws, (iii) in the case of any matter other than a director nomination proposed to be conducted at the special meeting, the information required by clauses (i) through (vi) and clause (x) of the fourth paragraph of Article I, Section 6(j) of these Bylaws, including with respect to each Requesting Stockholder and (iv) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person, virtually or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting. In addition, each Requesting Stockholder shall promptly provide, and in any event within ten (10) business days, any other information reasonably requested by the Corporation, including any information reasonably requested by the Corporation to verify compliance with this Section 6(b).

The Corporation will provide the Requesting Stockholders with notice of the record date for the determination of stockholders entitled to vote at the special meeting or otherwise publicly disclose such date.

In determining whether a special meeting has been requested by stockholders holding in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request.

A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (i) the Special Meeting Request does not comply with this Section 6(b), (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next Annual Meeting, (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election or removal of director(s), was presented at an annual or special meeting held not more than twelve (12) months before the Special Meeting Request is delivered, (v) a Similar Item, other than the election or removal of director(s), is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting of stockholders or special meeting that has been called but not yet held or that is called for a date within ninety (90) days of the receipt by the Corporation of a Special Meeting Request, or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 6 have been satisfied and such determination shall be final and binding on the Corporation and its stockholders. Nothing herein shall prohibit the Board of Directors from including in the Corporation’s notice of any special meeting of stockholders called by the Secretary additional matters to be submitted to the stockholders at such meeting not included in the Special Meeting Request(s) in respect of such meeting.

Except as otherwise provided in this Article I, Section 6, a special meeting held following a Special Meeting Request shall be held at such time and place, either within or without the State of Delaware, as may be fixed by the Board of Directors.

A Requesting Stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation, there are unrevoked requests from Requesting Stockholders holding, in the aggregate, less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

If none of the Requesting Stockholders appear (including virtually) or send a duly authorized agent to present the business specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

Business transacted at any special meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request for such special meeting and (ii) any additional matters the Board of Directors determines to submit to the stockholders at such special meeting. The chairman of a special meeting shall determine all matters relating to the conduct of the special meeting, including, without limitation, determining whether to adjourn the special meeting and whether any nomination or other item of business has been properly brought before the special meeting in accordance with these Bylaws. If the chairman of a special meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(c)               Time and Place of Meetings. Subject to the provisions of Section 6(a), each meeting of stockholders shall be held on such date, at such hour, and at such place, either within or without the State of Delaware, as fixed by the Board of Directors from time to time. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware. At the sole discretion of the Board of Directors, and subject to the applicable provisions of the DGCL and any guidelines and procedures the Board of Directors may adopt, a meeting of stockholders may be conducted in whole or in part by electronic video screen communication, conference telephone or similar means of remote communication.

(d)               Notice of Meetings; Waiver of Notice. Written notice of all meetings shall be given, stating the place, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting), state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. If the meeting is to be held in whole or in part by electronic video screen communication, conference telephone or similar means of remote communication, the notice shall state the means of electronic video screen communication, conference telephone or similar means of remote communication, if any, by which shareholders may participate in the meeting. Except as otherwise provided by the DGCL, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such person’s address as it appears on the records of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty (30) days after the date of the meeting at which the adjournment is taken, and/or to another place, it shall not be necessary to give notice of the adjourned meeting except as required by the DGCL. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

(e)               Quorum and Manner of Acting. Subject to the provisions of these Amended and Restated Bylaws (the “Bylaws”), the Certificate of Incorporation and any provision of the DGCL as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Corporation entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business, and the vote in person or by proxy of the holders of a majority of the shares constituting such quorum shall be binding on all stockholders of the Corporation. A majority of the shares present in person or by proxy and entitled to vote may, regardless of whether or not they constitute a quorum, adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

(f)                Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and of these Bylaws, or, with respect to the issuance of preferred stock, in accordance with the terms of a resolution or resolutions of the Board of Directors, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. The vote required for the election of directors shall be as provided in the Certificate of Incorporation. In voting on the election of directors, stockholders shall also be provided the opportunity to abstain, and abstentions, votes designated to be withheld from the election of a director and shares present but not voted in respect of the election of a director, if any, shall not be considered as votes cast. Any other action shall be authorized by a majority of the votes cast except where the DGCL, the Certificate of Incorporation or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power. Voting by ballot shall not be required for corporate action except as otherwise provided by the DGCL or by the Certificate of Incorporation.

(g)               Judges of Election. The Board of Directors, in advance of any meeting of stockholders, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed by the Board of Directors, the chairman of the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the chairman of the meeting. Each inspector or judge, if any, before entering upon the discharge of such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his or her ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies and ballots, receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by such person or persons and execute a certificate of any fact so found.

(h)               List of Stockholders. A complete list of the stockholders entitled to vote at each meeting of stockholders of the Corporation, arranged in alphabetical order, and showing the address and number of shares registered in the name of each stockholder, shall be prepared and made available for examination during regular business hours by any stockholder for any purpose germane to the meeting. The list shall be available for such examination at the place where the meeting is to be held for a period of not less than ten (10) days prior to the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 6(h) or the books of the Corporation, or to vote at any meeting of stockholders.

(i)                 Conduct of Meeting. The Board of Directors may adopt such rules and procedures for the conduct of stockholder meetings as it deems appropriate. At every meeting of stockholders, the chairman of the meeting shall be the Chairman of the Board or, in the absence of the Chairman of the Board, such person as shall have been designated by the Chairman of the Board or, if the Chairman of the Board has not so designated any person, by resolution adopted by the Board of Directors. The chairman of the meeting shall have authority to prescribe the rules of order for the conduct of such meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law or inconsistent with the rules and procedures adopted by the Board. The Secretary of the Corporation or, in such person’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman for the meeting shall appoint a secretary of the meeting.

(j)                 Nature of Business at Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 6(j) and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) in the case of business other than nominations (which shall be governed by Section 6(k) of these Bylaws), who complies with the procedures set forth in this Section 6(j).

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall an adjournment, postponement or deferral, or public disclosure of an adjournment, postponement or deferral, of a meeting of stockholders commence a new time period (or extend any time period) for the giving of the notice of business.

To be in proper written form, such notice referred to in clause (c) of the first sentence of this Section 6(j), a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) (i) the name and address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person and the date such shares of stock were acquired, (iii) the nominee holder for, and number of, any shares owned beneficially but not of record by such person, (iv) a description of all agreements, arrangements or understandings between or among such persons or any other person (including their names) in connection with the proposal of such business by such stockholder, (v) a description of any material interest of such person in such business, (vi) to the extent known by the stockholder giving the notice or any Stockholder Associated Person, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder’s notice, (vii) a representation that the stockholder giving the notice is entitled to vote at the meeting and intends to appear in person, virtually or by proxy at the annual meeting to bring such business before the meeting, (viii) notice whether such person intends to solicit proxies in connection with the proposed matter, and (ix) any other information relating to such business, stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Any stockholder proposing business shall promptly notify the Corporation (and in any event within two business days prior to the commencement of the applicable meeting of stockholders and each adjournment and postponement thereof, if any) if any of the information provided to the Corporation under this Section 6(j) ceases for any reason to be accurate or complete in any material respect. With respect to any stockholder, “Stockholder Associated Person” means (i) any person acting in concert, directly or indirectly, with such stockholder and (ii) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person.

In addition, a stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 6(j); provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to these Bylaws and compliance with Section 6(j) shall be the exclusive means for a stockholder to submit business to the extent permitted pursuant to Section 6(j).

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 6(j); provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 6(j) shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Nothing in this Section 6(j) shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(k)               Nomination of Directors. Only persons who are nominated in accordance with the following procedures or the procedures in Article I, Section 7 of these Bylaws shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 6(k) and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the procedures set forth in this Section 6(k). The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting of stockholders (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article I, Section 6(b) of these Bylaws and the procedures provided in Article I, Section 7 of these Bylaws).

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a special meeting called for the purpose of electing directors (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article I, Section 6(b)), not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

In no event shall an adjournment, postponement or deferral, or public disclosure of an adjournment, postponement or deferral, of a meeting of stockholders commence a new time period (or extend any time period) for the giving of the notice of nomination.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iv) the nominee holder for, and number of, any shares owned beneficially but not of record by such person, (v) a completed, signed director questionnaire (in the form provided by the Secretary), (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder, the person or their respective associates, or others acting in concern therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder, person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the person were a director or executive of such registrant and (vii) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and any Stockholder Associated Person (i) the name and address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iii) the nominee holder for, and number of, any shares owned beneficially but not of record by such person, (iv) a completed, signed stockholder questionnaire (in the form provided by the Secretary), (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (vi) a description of all agreements, arrangements or understandings between or among such persons or any other person (including their names) pursuant to which the nominations are to be made by the stockholder, (vii) a description of any material interest of such person in such nominations, including any anticipated benefit to such person therefrom, (viii) a description of any relationship between or among the stockholder giving notice and any Stockholder Associated Person, on the one hand, and each proposed nominee, on the other hand, (ix) to the extent known by the stockholder giving the notice or any Stockholder Associated Person, the name and address of any other stockholder supporting the nominees named in the stockholder’s notice for election on the date of such stockholder’s notice, (x) a representation that the stockholder giving the notice intends to appear in person, virtually or by proxy at the meeting to nominate the persons named in its notice, (xi) notice whether such person intends to solicit proxies in connection with the nominations and (xii) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may also require any proposed nominee, nominating stockholder and any Stockholder Associated Person to furnish such other information as may reasonably be required by the Corporation and such proposed nominee, stockholder or Stockholder Associated Person shall furnish such information within five (5) days of such request. Each proposed nominee and nominating stockholder shall promptly notify the Corporation (and in any event within two (2) business days prior to the commencement of the applicable meeting of stockholders and each adjournment and postponement thereof, if any) if any of the information provided to the Corporation under this Section 6(k) ceases for any reason to be accurate or complete in any material respect.

In addition, a nominating stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 6(k); provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to these Bylaws and, except for nominations made pursuant to Section 7 of these Bylaws, compliance with Section 6(k) shall be the exclusive means for a stockholder to make nominations to the extent permitted pursuant to Section 6(k).

To be qualified to be a nominee for election as a director, each nominee must deliver, in accordance with the time periods prescribed for delivery in paragraph 3 of this Section 6(k) to the Secretary at the Office of the Corporation: (a) a completed and signed written questionnaire (in the form provided by the Secretary) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made; (b) information as necessary to permit the Board of Directors to determine if such nominee (i) is independent under the applicable rules and listing standards of the principal national securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors and Board committee members, (ii) is not or has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time, or (iii) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past 10 years; (c) a written representation and agreement (in the form provided by the Secretary) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to directors and (iv) currently intends to serve as a director for the full term for which he or she is standing for election; and (d) such person’s written consent to being named as a nominee for election as a director and to serving as a director if elected.

The Secretary shall provide any director nominee or any stockholder the forms of the written questionnaires referred to in this Section 6(k) upon written request therefor.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6 or in Article I, Section 7 of these Bylaws (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article I, Section 6(b)). The provisions of this Section 6(k) shall not apply to any nomination made pursuant to Article I, Section 7 of these Bylaws, except to the extent expressly contemplated in such Section 7.

(l)                 Proxy Representation. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting. Every proxy must be signed by the stockholder or by such person’s attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Any person other than the Board of Directors or persons acting on its behalf, directly or indirectly, soliciting proxies from stockholders, must use a proxy card color, other than white, which shall be reserved for the exclusive use of solicitation by the Board of Directors.

7.                  Proxy Access. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 7, the Corporation shall include in its proxy statement for such annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 7 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 7 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials. For purposes of determining the number of stockholders comprising a group of stockholders under the immediately-preceding sentence, any two (2) or more funds under common management or sharing a common investment adviser shall be counted as one (1) stockholder. For purposes of this Section 7, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Subject to the provisions of this Section 7, the name of any Stockholder Nominee included in the Corporation’s proxy materials for such annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting of stockholders. Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation issued its proxy statement for the previous year’s annual meeting of stockholders.

The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two or (y) twenty percent (20%) of the number of directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 7 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 7 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 7 whom the Board of Directors decides to nominate for election to the Board of Directors and (ii) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two (2) most recent preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the preceding clause (i)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder submitting more than one (1) Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 7 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 7 exceeds the maximum number of Stockholder Nominees permitted. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders exceeds the maximum number of Stockholder Nominees permitted by this Section 7, the highest ranking Stockholder Nominee who meets the requirements of this Section 7 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the Eligible Stockholder holding the greatest number of shares to that holding the lowest number of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 7 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 7 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

For purposes of this Section 7, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate, other than hedging across a broad multi-industry investment portfolio solely with respect to currency risk, interest rate risk or, using a broad index-based hedge, equity risk. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or (ii) the stockholder has loaned such shares; provided, that the stockholder has the power to recall such loaned shares on five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 7, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

In order to make a nomination pursuant to this Section 7, an Eligible Stockholder must have owned at least the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 7 and the record date for determining the stockholders entitled to vote at the annual meeting of stockholders and must continue to own the Required Shares through the meeting date. For purposes of this Section 7, the “Required Ownership Percentage” is three percent (3)%, and the “Minimum Holding Period” is three (3) consecutive years. Within the time period specified in this Section 7 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation: (i) a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned (as defined in this Section 7) continuously during the Minimum Holding Period; (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (iii) a copy of the Schedule 14N that has been filed with the United States Securities and Exchange Commission (the “SEC”) as required by Rule 14a-18 under the Exchange Act; (iv) the information required by clauses (a)(i) through (a)(viii) of the sixth paragraph of Article I, Section 6(k) of these Bylaws and, with respect to each Eligible Stockholder, clauses (b)(i) through (b)(xii) of the sixth paragraph of Article I, Section 6(k) of these Bylaws; (v) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (vi) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date the annual meeting of stockholders, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 7, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation, (F) agrees to comply with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading; (vii) a representation as to the Eligible Stockholder’s (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) intentions with respect to maintaining qualifying ownership of the Required Shares through the date of the annual meeting of stockholders; (viii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 7; and (ix) in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds under common management or sharing a common investment adviser are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management or share a common investment adviser.

In the event that any information or communication provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct or omits a material fact necessary to make such information or communication true and correct, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information or communication and of the information that is required to correct any such defect. In addition, any person providing any information pursuant to this Section 7 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting of stockholders.

The Corporation shall not be required to include, pursuant to this Section 7, a Stockholder Nominee in its proxy materials (i) for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Article I, Section 6(k) of these Bylaws, (ii) if the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the listing standards of the NASDAQ, any applicable rules of the SEC, Rule 16(B) under the Exchange Act, Section 162(m) of the Internal Revenue Code of 1986, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the NASDAQ, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect (or omits to state a material fact necessary in order to make the statement made in light of the circumstances under which they are made, not misleading) or (viii) if the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 7.

Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) (A) the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached any of its or their obligations, agreements or representations under this Section 7 or (B) the Stockholder Nominee shall have otherwise become ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 7, in each case as determined by the Board of Directors or the chairman of the annual meeting of stockholders (in either of which cases, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting of stockholders and (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder) or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear (including virtually) at the annual meeting of stockholders to present any nomination pursuant to this Section 7.

Whenever the Eligible Stockholder consists of a group of stockholders, (i) each provision in this Section 7 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the Required Ownership), (ii) a breach of any obligation, agreement or representation under this Section 7 by any member of such group shall be deemed a breach by the Eligible Stockholder and (iii) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 7 (including withdrawal of the nomination). No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting of stockholders.

Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 7 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Article I, Section 6(k) of these Bylaws.

Any Stockholder Nominee who is included in the Corporation’s proxy materials for any particular meeting shall tender an irrevocable resignation (resigning his or her candidacy for director election and, if applicable at the time of the determination made in the next sentence, resigning from his or her position as a director), in a form satisfactory to the Corporation, in advance of such meeting, provided that such resignation shall expire upon the certification of the voting results of that annual meeting of stockholders. Such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (i) the information provided pursuant to this Section 7 to the Corporation by such individual or by the Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) who nominated such individual was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (ii) such individual, or the Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) who nominated such individual, shall have breached or failed to comply with its agreements, representations undertakings and/or obligations pursuant to these Bylaws, including, without limitation, this Section 7.

Except as required by law, this Section 7 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials

ARTICLE II

DIRECTORS

1.                  Functions and Definition. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The term “Whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

2.                  Qualifications, Number and Vacancies.

(a)               Qualifications. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

(b)               Number. The number of directors which shall constitute the Whole Board shall be not less than three nor more than 12 and the exact number shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office; provided, however, that such maximum number of directors may be increased from time to time to reflect the rights, if any, of holders of Preferred Stock to elect directors in accordance with the terms of the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares of Preferred Stock. The number of directors may be increased or decreased only by action of the Board of Directors.

(c)               Vacancies. Subject to the rights, if any, of the holders of any Preferred Stock, vacancies on the Board of Directors (whether by reason of resignation, removal, an increase in the number of directors or otherwise) may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director chosen by the Board of Directors or stockholders to fill a vacancy (including a vacancy resulting from an increase in the number of directors) shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred (or in which the new directorship was created) and until that director’s successor shall be duly elected and shall have qualified. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

(d)               Election. At the annual meeting of stockholders, the stockholders will elect by a vote in accordance with the terms of the Certificate of Incorporation and of these Bylaws, the directors to succeed those whose terms expire at such meeting. Any director may resign at any time upon written notice to the Corporation.

3.                  Meetings.

(a)               Time. Regular meetings of the Board of Directors shall be held at such time as the Board of Directors shall fix. Special meetings shall be held at such time as may be specified in the notice thereof.

(b)               First Meeting. The first meeting of each newly elected Board of Directors may be held immediately after each annual meeting of the stockholders at the same place at which the meeting is held, and no notice of such meeting shall be necessary to call the meeting; provided, that a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and place as shall be specified in the notice given as provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the directors.

(c)               Place. Meetings of the Board of Directors, both regular and special, shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

(d)               Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board or a majority of the directors.

(e)               Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings at least twenty-four (24) hours prior to the meeting; notice may be given by telephone or telefax (in which case it is effective when given), by overnight courier or messenger (in which case it is effective when received) or by mail (in which case it is effective seventy-two (72) hours after mailing by prepaid first class mail). The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f)                Quorum and Action. A majority of the Whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum; provided, that such majority shall constitute at least one-third (1/3) of the Whole Board. Any director may participate in a meeting of the Board of Directors by means of electronic video screen communication, conference telephone or similar means of remote communication by means of which all directors participating in the meeting can hear each other, and such participation in a meeting of the Board of Directors shall constitute presence in person at such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the DGCL, the act of the Board of Directors shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the DGCL, the Certificate of Incorporation and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors.

(g)               Chairman of the Meeting. The Chairman of the Board, if present and acting, shall preside at all meetings of the Board of Directors. Otherwise, any other director chosen by the Board of Directors shall preside.

4.                  Removal of Directors. Stockholders may remove any duly elected director of the Corporation with or without cause. Any removal of directors by stockholders may be effected only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors, voting as a single class.

5.                  Committees. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

6.                  Action in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III

OFFICERS

1.                  Officers. The Board of Directors may elect or appoint a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, a President, one or more Vice Presidents (which may be denominated with additional descriptive titles), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as it may determine. The Board of Directors shall designate from among such elected officers a chief executive officer, a chief operating officer, a chief financial officer and a principal accounting officer, and may from time to time make, or provide for, other designations it deems appropriate. The Board of Directors may also appoint, or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person, except that no person may at the same time be both the President and the Secretary.

2.                  Term of Office and Removal. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor has been elected and qualified or until the earlier death, retirement, resignation or removal of such officer. The Board of Directors may remove any officer for cause or without cause.

3.                  Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or, to the extent not so provided, by the Board of Directors.

4.                  The Chairman of the Board of Directors. The Chairman of the Board may be, but shall not be required to be, the Chief Executive Officer of the Corporation. In addition, the Chairman of the Board of Directors, if present and acting, shall preside at all meetings of the stockholders and all meetings of the Board of Directors.

4A. The Vice-Chairman of the Board of Directors. The Vice-Chairman of the Board of Directors, if present and acting, shall preside at all meetings of the stockholders and all meetings of the Board of Directors when the Chairman of the Board of Directors is not so present and acting. The Vice-Chairman shall further have all of the same other authorities and responsibilities granted to the Chairman of the Board of Directors pursuant to these Bylaws, in each case to the same extent, including without limitation the power to call special meetings of the Board of Directors and special meetings of the stockholders of the Corporation.

5.                  The President. The President may be, but shall not be required to be, the chief operating officer and/or chief financial officer of the Corporation. Except to the extent otherwise provided in these Bylaws, the President shall have general authority to execute any and all documents in the name of the Corporation and to supervise and control all of the business and affairs of the Corporation. In the absence of the President, his duties shall be performed and his powers may be exercised by the chief financial officer of the Corporation or by such other officer as shall be designated by the Board of Directors.

6.                  Vice Presidents. Any Vice President that may have been appointed and shall perform such other duties as the Board of Directors shall prescribe.

7.                  The Secretary. The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President or the chief financial officer. The Secretary (or in such officer’s absence, an Assistant Secretary, but if neither is present another person selected by the chairman for the meeting) shall have the duty to record the proceedings of the meetings of the stockholders and Board of Directors in a book to be kept for that purpose.

8.                  The Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an accounting of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such person’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person’s possession or under such person’s control belonging to the Corporation.

ARTICLE IV

CORPORATE SEAL AND CORPORATE BOOKS

The corporate seal shall be in such form as the Board of Directors shall prescribe. The books of the Corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.

ARTICLE V

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

INDEMNITY

1.                  Indemnification. (a)  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

(b)               Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

2.                  Advancement of Expenses. All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding may be advanced to the indemnitee by the Corporation.

3.                  Indemnification Not Exclusive. The indemnification and advancement of expenses provided for in this Article VI shall not be deemed exclusive of any other rights which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a Bylaw of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

4.                  Continuation of Indemnification. The right to indemnification and advancement of expenses provided by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VII

AMENDMENTS

1.                  By the Stockholders. These Bylaws may be amended by the stockholders only (i) at a meeting called for that purpose and then by the affirmative vote of a majority of outstanding shares of stock entitled to vote in the election of directors, voting as a single class, either in person or by proxy and (ii) in a manner not inconsistent with any provision of law or the Certificate of Incorporation of the Corporation.

2.                  By the Directors. These Bylaws may be amended by the affirmative vote of a majority of the Whole Board, in any manner not inconsistent with any provision of law or the Certificate of Incorporation of the Corporation.

ARTICLE VIII

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware).

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